Exhibit 25   Statement of Eligibility and Qualification, Form T-1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                           --------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                           --------------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) _______
                           --------------------------

                     UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)

                 New York                                       13-3818954
     (Jurisdiction of incorporation or                      (I. R. S. Employer
organization if not a U. S. national bank)                Identification Number)

           114 West 47th Street                                 10036-1532
            New York,  New York                                 (Zip Code)
           (Address of principal
            executive offices)

                           --------------------------
                               EnviroSource, Inc.
               (Exact name of obligor as specified in its charter)

                Delaware                                        34-0617390
     (State or other jurisdiction of                        (I. R. S. Employer
     incorporation or organization)                         Identification No.)

       1155 Business Center Drive                               19044-3454
          Horsham, Pennsylvania                                 (Zip code)
(Address of principal executive offices)

                           --------------------------
                     93/4% Senior Notes due 2003, Series B
                       (Title of the indenture securities)

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                                      -2-

                                     GENERAL


1.   General Information

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal  Reserve Bank of New York (2nd  District),  New York, New York
               (Board of Governors of the Federal  Reserve  System).
          Federal Deposit Insurance  Corporation,  Washington,  D. C.
          New  York  State  Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.


2.   Affiliations with the Obligor

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

3,4,5,6,7,8,9,10,11,12,13,14 and 15.

     The obligor is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16.  List of Exhibits

     T-1.1   --     Organization Certificate, as amended, issued by the State of
                    New York Banking  Department to transact business as a Trust
                    Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                    33-97056).

     T-1.2   --     Included in Exhibit T-1.1.

     T-1.3   --     Included in Exhibit T-1.1.


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                                     - 3 -

16.  List of Exhibits  (continued)

     T-1.4   --     The By-laws of the United  States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-
                    97056).

     T-1.6   --     The consent of the trustee required by Section 321(b) of the
                    Trust  Indenture  Act of  1939,  as  amended  by  the  Trust
                    Indenture Reform Act of 1990.

     T-1.7   --     A copy of the  latest  report of  condition  of the  trustee pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

     As of November 12, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

     In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                              ---------------------

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 12th day of November, 1997.

     UNITED STATES TRUST COMPANY OF
     NEW YORK, Trustee

     By:  /s/ Patricia Stermer
          ---------------------------
          Patricia Stermer
          Assistant Vice President

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                                                                   Exhibit T-1.6

        The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


Very truly yours,


UNITED STATES TRUST COMPANY
OF NEW YORK


By:  /s/ Gerard F. Ganey
     ---------------------------
     Gerard F. Ganey
     Senior Vice President


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                                                                   EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                                  JUNE 30, 1997
                                 (IN THOUSANDS)

ASSETS
Cash and Due from Banks                                            $   83,529

Short-Term Investments                                                259,746

Securities, Available for Sale                                        924,165

Loans                                                               1,437,342
Less:  Allowance for Credit Losses                                     13,779
      Net Loans                                                     1,423,563
Premises and Equipment                                                 61,515
Other Assets                                                          122,696
                                                                   ----------
      Total Assets                                                 $2,875,214
                                                                   ==========

LIABILITIES
Deposits:
      Non-Interest Bearing                                         $  763,075
      Interest Bearing                                              1,409,017
                                                                   ----------
         Total Deposits                                             2,172,092

Short-Term Credit Facilities                                          404,212
Accounts Payable and Accrued Liabilities                              132,213
                                                                   ----------
      Total Liabilities                                            $2,708,517
                                                                   ==========

STOCKHOLDER'S EQUITY
Common Stock14,995
Capital Surplus49,541
Retained Earnings                                                     100,930
Unrealized Gains (Losses) on Securities
     Available for Sale, Net of Taxes                                   1,231
                                                                   ----------
Total Stockholder's Equity                                            166,697
    Total Liabilities and                                          ----------
     Stockholder's Equity                                          $2,875,214
                                                                   ==========


I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

August 7, 1997

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